UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-221586

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-197462

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-174528

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-163369

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-151257

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-132947

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-111258

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-43978

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-85201

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-85199

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-85197

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-85195

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-67725

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-67723

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-33171

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-61811

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-54847

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-73262

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-38607

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-23651

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 033-17297

UNDER

THE SECURITIES ACT OF 1933

TIFFANY & CO.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	13-3228013 (IRS Employer Identification No.)

200 Fifth Avenue New York, New York (Address of Principal Executive Offices)	10010 (Zip Code)

Tiffany & Co. 2017 Directors Equity Compensation Plan

Tiffany & Co. 2014 Employee Incentive Plan

Employee Profit Sharing and Retirement Savings Plan

2005 Employee Incentive Plan

2008 Directors Equity Compensation Plan

1998 Directors Option Plan

1998 Employee Incentive Plan

Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan

1988 Directors Option Plan

1986 Stock Option Plan

1985 Stock Option Plan

(Full titles of the plans)

Leigh M. Harlan

Senior Vice President, Secretary and General Counsel

Tiffany & Co.

200 Fifth Avenue

New York, New York 10010

(Name and address of agent for service)

(212) 755-8000

(Telephone number, including area code, of agent for service)

with a copy to:

Howard L. Ellin

Sean C. Doyle

Skadden, Arps, Slate, Meagher & Flom LLP

1 Manhattan West

New York, New York 10001

(212) 735-3000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments related to the following Registration Statements on Form S-8 filed by Registrant (collectively, the “Registration Statements”), are being filed to withdraw and remove from registration the shares of Registrant’s common stock, $0.01 par value per share (“Common Stock”) that had been registered under such Registration Statements, together with any and all plan interests and other securities registered thereunder:

1.

Registration Statement on Form S-8 (File No. 333-221586), originally filed with the Securities and Exchange Commission (the “SEC”) on November 15, 2017, registering 1,000,000 shares of Common Stock under the Tiffany & Co. 2017 Directors Equity Compensation Plan;

2.

Registration Statement on Form S-8 (File No. 333-197462), originally filed with the SEC on July 16, 2014, registering 8,390,139 shares of Common Stock under Registrant’s Tiffany & Co. 2014 Employee Incentive Plan;

3.

Registration Statement on Form S-8 (File No. 333-174528), originally filed with the SEC on May 26, 2011, registering 500,000 shares of Common Stock under Registrant’s Employee Profit Sharing and Retirement Savings Plan;

4.	Registration Statement on Form S-8 (File No. 333-163369), originally filed with the SEC on November 25, 2009, registering 2,500,000 shares of Common Stock under the 2005 Employee Incentive Plan;

5.

Registration Statement on Form S-8 (File No. 333-151257), originally filed with the SEC on May 29, 2008, registering 1,000,000 shares of Common Stock under Registrant’s 2008 Directors Equity Compensation Plan;

6.	Registration Statement on Form S-8 (File No. 333-132947), originally filed with the SEC on April 3, 2006, registering 11,000,000 shares of Common Stock under Registrant’s 2005 Employee Incentive Plan;

7.

Registration Statement on Form S-8 (File No. 333-111258), originally filed with the SEC on December 17, 2003, registering 4,000,000 shares of Common Stock under Registrant’s 1998 Employee Incentive Plan;

8.	Registration Statement on Form S-8 (File No. 333-43978), originally filed with the SEC on August 17, 2000, registering 884,218 shares of Common Stock under Registrant’s 1998 Employee Incentive Plan;

9.	Registration Statement on Form S-8 (File No. 333-85201), originally filed with the SEC on August 13, 1999, registering 1,557,891 shares of Common Stock under Registrant’s 1998 Employee Incentive Plan;

10.	Registration Statement on Form S-8 (File No. 333-85199), originally filed with the SEC on August 13, 1999, registering 250,000 shares of Common Stock under Registrant’s 1998 Directors Option Plan;

11.	Registration Statement on Form S-8 (File No. 333-85197), originally filed with the SEC on August 13, 1999, registering 96,632 shares of Common Stock under Registrant’s 1988 Directors Option Plan;

12.

Registration Statement on Form S-8 (File No. 333-85195), originally filed with the SEC on August 13, 1999, registering 1,691,848 shares of Common Stock under Registrant’s 1986 Employee Stock Option Plan;

13.	Registration Statement on Form S-8 (File No. 333-67725), originally filed with the SEC on November 23, 1998, registering 250,000 shares of Common Stock under Registrant’s 1998 Directors Option Plan;

14.

Registration Statement on Form S-8 (File No. 333-67723), originally filed with the SEC on November 23, 1998, registering 1,750,000 shares of Common Stock under Registrant’s 1998 Employee Incentive Plan;

15.	Registration Statement on Form S-8 (File No. 333-33171), originally filed with the SEC on August 8, 1997, registering 1,000,000 shares of Common Stock under Registrant’s 1986 Stock Option Plan;

16.	Registration Statement on Form S-8 (File No. 033-61811), originally filed with the SEC on August 14, 1995, registering 500,000 shares of Common Stock under Registrant’s 1986 Stock Option Plan;

17.

Registration Statement on Form S-8 (File No. 033-54847), originally filed with the SEC on August 1, 1994, registering 30,000 shares of Common Stock under Registrant’s Tiffany & Co. Employee Profit Sharing and Retirement Savings Plan;

18.	Registration Statement on Form S-8 (File No. 033-73262), originally filed with the SEC on December 21, 1993, registering 500,000 shares of Common Stock under Registrant’s 1986 Stock Option Plan;

19.	Registration Statement on Form S-8 (File No. 033-38607), originally filed with the SEC on January 10, 1991, registering 500,000 shares of Common Stock under Registrant’s 1986 Stock Option Plan;

20.

Registration Statement on Form S-8 (File No. 033-23651), originally filed with the SEC on August 11, 1988, registering 300,000 shares of Common Stock under Registrant’s 1985 Stock Option Plan, 1986 Stock Option Plan and 1988 Directors Option Plan; and

21.

Registration Statement on Form S-8 (File No. 033-17297), originally filed with the SEC on September 17, 1987, registering 846,000 shares of Common Stock under Registrant’s 1985 Stock Option Plan and 1986 Stock Option Plan.

On January 7, 2021, pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of October 28, 2020 by and among Registrant, LVMH Moët Hennessy-Louis Vuitton SE, a societas Europaea (European company) organized under the laws of France (“Parent”), Breakfast Holdings Acquisition Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent (“Holding”), and Breakfast Acquisition Corp., a Delaware corporation and a direct wholly owned subsidiary of Holding (“Merger Sub”), Merger Sub merged with and into Registrant (the “Merger”), with Registrant continuing as the surviving corporation in the Merger and an indirect wholly owned subsidiary of Parent.

As a result of the Merger, Registrant has terminated any and all offerings of Registrant’s securities pursuant to its existing registration statements under the Securities Act of 1933, as amended, including the Registration Statements. In accordance with undertakings made by Registrant in the Registration Statements to remove from registration, by means of a post-effective amendment, any securities that had been registered for issuance that remain unsold or unissued at the termination of the offering, Registrant hereby removes from registration all such securities of Registrant registered pursuant to the Registration Statements that remain unsold or unissued as of the date hereof. Each Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such securities.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 7, 2021.

TIFFANY & CO.
(Registrant)

/S/ Leigh M. Harlan
Name: Leigh M. Harlan
Title: Senior Vice President, Secretary and General Counsel

No other person is required to sign these Post-Effective Amendments in reliance upon Rule 478 under the Securities Act of 1933, as amended.